UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2011
Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On June 23, 2011, Premier Exhibitions, Inc. (the “Company”) issued a press release reporting preliminary results for the first quarter of fiscal year 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2011, the Board of Directors of the Company appointed Michael J. Little as Chief Financial Officer, Senior Vice President — Finance and Treasurer of the Company, effective June 27, 2011. Mr. Little was formerly a consultant with The Edge Group, LLC; a consulting practice specializing in strategic and tactical planning, acquisition services, complex financial modeling, investor presentations, organizational structure analysis, and new system implementation. From 1997 through 2009, Mr. Little was employed by Feld Entertainment, a worldwide producer of live family entertainment, in various financial and strategic planning roles. He served as Chief Financial Officer of Feld Entertainment from 2004 to 2009. Mr. Little received a Bachelor of Science degree from Towson State University and a Master of Science in Business from Johns Hopkins University.
The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Little and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Little and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Little and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Also effective June 27, 2011, the Company and Mr. Little entered into an Employment Agreement. The Employment Agreement provides for Mr. Little’s employment for an indefinite term, as Chief Financial Officer, Senior Vice President — Finance and Treasurer of the Company. The Employment Agreement may be terminated by either party at any time, subject to certain severance provisions provided in the Agreement.
Pursuant to the Agreement, the Company will pay Mr. Little a salary of $250,000 per year. Mr. Little is also eligible for a cash bonus. In addition, Mr. Little will receive an option to purchase 300,000 shares of common stock under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, to vest one-third on June 27, 2012, with the remaining two-thirds vesting in twenty-four equal parts each month thereafter. The form of Nonqualified Stock Option Agreement, to be issued effective June 27, 2011, is included as an exhibit to this Form 8-K.
This summary does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employment Agreement, effective June 27, 2011, by and between the Company and Michael J. Little

10.2	Form of Nonqualified Stock Option Agreement between the Company and Michael J. Little

99.1	Press Release dated June 23, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Christopher J. Davino Christopher J. Davino
Chief Executive Officer
Date: June 23, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective June 27, 2011, by and between the Company and Michael J. Little

10.2	Form of Nonqualified Stock Option Agreement between the Company and Michael J. Little

99.1	Press Release dated June 23, 2011